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                                                                     EXHIBIT 5.1
                        KANTROW, SPAHT, WEAVER & BLITZER
                        (A PROFESSIONAL LAW CORPORATION)
                                ATTORNEYS AT LAW
                             SUITE 300, CITY PLAZA
                              445 NORTH BOULEVARD
                              POST OFFICE BOX 2997
                       BATON ROUGE, LOUISIANA 70821-2997

                                                        Telephone (504) 383-4703
                                                        FAX       (504) 343-0630
                                                                  (504) 343-0637


                                 July 28, 1994


United Companies Financial Corporation
4041 Essen Lane
P. O. Box 1591
Baton Rouge, LA 70821-1591

         Re: Registration Statement on Form S-8 for United Companies Financial Corporation's 1989 Non-Employee Director Stock Option Plan

Gentlemen:

         We have acted as counsel to United Companies Financial Corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering 54,280 shares of the Company's $2.00 par value common stock (the "Common Stock") reserved for issuance upon the exercise of options granted under the Company's 1989 Non-Employee Director Stock Option Plan (the "Plan").

         We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation, as amended, its By-Laws, as amended, resolutions of its Board of Directors, and such other documents and corporate records as we have deemed necessary as the basis for the opinion expressed herein. Based upon the foregoing and in reliance thereon, and after examination of such matters of law as we deemed applicable or relevant hereto, it is our opinion that:

         1. The Company has been duly incorporated under the laws of the State of Louisiana and is validly existing and in good standing under the laws of that State; and

         2. The 54,280 shares of the Company's Common Stock covered by the Registration Statement have been duly authorized and, when duly issued in accordance with the terms of the Plan, and delivered against payment therefor as provided therein, will be legally issued, fully paid, and non- assessable.

         We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the filing of this opinion with any appropriate governmental agency.

                                           Very truly yours,
                                           KANTROW, SPAHT, WEAVER & BLITZER
                                           (A PROFESSIONAL LAW CORPORATION)

                                           /s/ KANTROW, SPAHT, WEAVER & BLITZER
                                           (A Professional Law Corporation)